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                                                                     Exhibit 7.7

                           FORM OF AFFILIATE AGREEMENT

Ladies and Gentlemen:

     The undersigned is a holder of shares of Common Stock, par value $1.00 per share ("UCU Common Stock") of UtiliCorp United Inc., a Delaware corporation ("UCU"), and is entitled to receive securities (the "Securities") of Kansas City Power & Light Company, a Missouri corporation ("KCPL"), in connection with the merger (the "Merger") of UCU with and into KC Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of KCPL.

     The undersigned acknowledges that the undersigned may be deemed an "affiliate" of UCU within the meaning of Rule 145 ("Rule 145") promulgated under the Securities Act of 1933, as amended (the "Act"), and/or as such term is used in and for purposes of Accounting Series Releases 130 and 135, as amended, of the Securities and Exchange Commission (the "Commission"), although nothing contained herein shall be construed as an admission of such status.

     If in fact the undersigned were an affiliate of UCU under the Act, the undersigned's ability to sell, assign or transfer any Securities received by the undersigned pursuant to the Merger may be restricted unless such transaction is registered under the Act or an exemption from such registration is available. The undersigned understands that such exemptions are limited and the undersigned has obtained advice of counsel as to the nature and conditions of such exemptions, including information with respect to the applicability to the sale of such Securities of Rules 144 and 145(d) promulgated under the Act.

     The undersigned hereby represents to and covenants with KCPL that it will not sell, assign or transfer any Securities received by the undersigned pursuant to the Merger except (i) pursuant to an effective registration statement under the Act, (ii) by a sale made in conformity with the volume and other limitations of Rule 145 (and otherwise in accordance with Rule 144 under the Act if the undersigned is an affiliate of KCPL and if so required at the time) or (iii) in a transaction which, in the opinion of independent counsel reasonably satisfactory to KCPL or as described in a "no-action" or interpretive letter from the Staff of the Commission, is not required to be registered under the Act.

     The undersigned understands that KCPL is not under any obligation to register the sale, transfer or other disposition of any Securities by the undersigned or on behalf of the

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undersigned under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available solely as a result of the Merger.

     In the event of a sale of any Securities pursuant to Rule 145, the undersigned will supply KCPL with evidence of compliance with such Rule, in the form of customary seller's and broker's Rule 145 representation letters or as KCPL may otherwise reasonably request. The undersigned understands that KCPL may instruct its transfer agent to withhold the transfer of any Securities disposed of by the undersigned in a manner inconsistent with this letter.

     The undersigned acknowledges and agrees that appropriate legends will be placed on certificates representing the Securities received by the undersigned in the Merger or held by a transferee thereof, which legends will be removed (i) by delivery of substitute certificates upon receipt of an opinion in form and substance reasonably satisfactory to KCPL to the effect that such legends are no longer required for the purposes of the Act and the rules and regulations of the Commission promulgated thereunder or (ii) in the event of a sale of the Securities which has been registered under the Act or made in conformity with the provisions of Rule 145.

     The undersigned further represents to, and covenants with, KCPL that the undersigned will not, during the 30 days prior to the effective time of the Merger, sell, transfer or otherwise dispose of, or reduce any risk relative to, any securities of KCPL or UCU, and the undersigned will not sell, transfer or otherwise dispose of, or reduce any risk relative to, the Securities received by the undersigned in the Merger or any other shares of the capital stock of KCPL until after such time as results covering at least 30 days of operations of KCPL subsequent to the effective time of the Merger have been published by KCPL in the form of a quarterly earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q or 8-K, or any other public filing or announcement that includes such results of operations.

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     The undersigned acknowledges that it has carefully reviewed this letter and understands the requirements hereof and the limitations imposed upon the distribution, sale, transfer or other disposition of the Securities.

                                             Very truly yours,



                                             ---------------------------
                                             [Name]


Dated:

     As an inducement to the above individual to deliver this letter, KCPL agrees that for so long as and to the extent necessary to permit such individual to sell the Securities pursuant to Rule 145 and, to the extent applicable, Rule 144 under the Act, KCPL shall use all reasonable efforts to file, on a timely basis, all reports and data required to be filed by it with the Commission pursuant to Section 13 of the Securities Exchange Act of 1934.

                                             Very truly yours,

                                             Kansas City Power & Light Company


                                             By:
                                                ---------------------------
                                               Name:
                                               Title: